Exhibit 99.1

Segmentz, Inc. Names Mike Welch Chief Executive Officer

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contact:
Segmentz, Inc.	Hayden Communications, Inc.
Jeff Curry	Brett Maas
269-695-4920	843-272-4653

TAMPA, FL–June 24, 2005–Segmentz, Inc. (AMEX: SZI), a provider of transportation and logistics management services to a select client base ranging from mid-sized to Fortune 500 companies, today announced that Mike Welch, currently President of Segmentz, will become Chief Executive Officer effective immediately.

Jim Martell, Chairman of the Board of Directors, commented, “Mike has the full support of the Board of Directors, and was the clear choice for this position. Mike’s extensive experience in the expedited and premium transportation business made him a natural to lead the Company as we continue our initiative to focus on this industry. He will have my absolute support as we continue to build the business. Mike has always run his business with a sense of urgency and passion, and it just makes sense that we capitalize on his leadership skills as we grow the Company.”

On September 8, 2004, Mike Welch was named President of Segmentz, Inc., and as a member of its Board of Directors. Mike Welch was previously the Chief Executive Officer of Express-1, Inc. since founding Express-1, Inc. in 1989.

Mr. Welch commented, “I enjoy the challenges associated with running this business, and I am honored that the Board felt compelled to name me as the Company’s CEO. I am extremely familiar with this industry, having grown Express-1 to a significant organization, and this experience will allow me to hit the ground running immediately. My accepting this position should send a signal to employees, business partners, and investors that I am committed to leading the business to accomplish its goals.”

About Segmentz, Inc.

Segmentz, Inc. is a provider of premium transportation and logistics management services to its target client base, ranging from mid-sized to Fortune 500 companies. The Company’s services place an emphasis on ground expedited, air expedited and special handling services. Other services include: regional trucking, dedicated delivery and supply chain management services. The Company operates a network of terminals in the Southeast and Midwest United States. All these Company services focus on same-day and next-day pick up and delivery, transporting the freight in exclusive use trucks. The Company is committed to a strategy of continued growth through a non-asset based model. The Company has a state of art 24/7 call center utilizing a world-class communications technology and dispatch infrastructure that covers the 48 states and Canada. Segmentz, Inc. is publicly traded on the American Stock Exchange under the symbol SZI. For more information about Express-1 visit www.express-1.com, and for more information about Segmentz visit www.segmentz.com.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our transportation products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the transportation and third party logistics market, increased competition, our ability to attract and retain qualified personnel, our ability to identify and successfully consummate future acquisitions; adverse changes in customer order patterns, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Segmentz periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-KSB for its fiscal year ended December 31, 2004.

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